UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA  92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 2.01	Entry into Definitive Material Agreement Completion of Acquisition or Disposition of Assets

On December 13, 2010, China Tel Group, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“ChinaTel”) entered into a Subscription and Shareholder Agreement (“Agreement”) with Golden Bridge Network Communications Co., Ltd. (“GBNC”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”).  Pursuant to the Agreement, ChinaTel and GBNC will each contribute certain resources in order to deploy and operate a 4G telecommunications network in the PRC.  The material terms of the Agreement are as follows:

•
GBNC shall contribute to the joint venture its right, title and interest in certain assets and entitlements GBNC holds in the PRC, which include existing wireless broadband access (“WBA”) licenses and concessions in two PRC cites, internet service provider (“ISP”) licenses in 26 PRC cities, GBNC’s rights to apply for additional WBA and ISP licenses in additional cities and regions throughout the PRC, and other contracts and relationships.  ChinaTel shall contribute to the joint venture its technical expertise and the investment capital to finance the capital expenditures (“CAPEX”), operating expenses (“OPEX”), and other negative cash flow of the joint venture.

•
The joint venture between GBNC and ChinaTel is represented by a series of new entities to be created, with interlocking ownership (collectively “Entities”), each referred to in the Agreement by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The Entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly owned foreign enterprise” under PRC law.  GBNC shall subscribe to 51% and ChinaTel 49% of the stock of New Co.

•
The Board of Directors of each of the Entities shall be comprised of five Directors, three of whom shall be appointed by ChinaTel and two by GBNC.  The Bylaws of each of the Entities shall contain various provisions for the protection of majority and minority stockholders, requiring a 75% super-majority vote of shareholders on certain corporate action, and including joint signature on bank accounts (one each by a Director or Officer appointed by ChinaTel and by a Director or Officer appointed by GBNC), and custody of the corporate seal or “chop” of each of the Entities to be held in escrow by a neutral third party.

•
In addition to the Entities, a management company shall be created in Hong Kong or other jurisdiction to be agreed between GBNC and ChinaTel.  The management company shall be controlled by ChinaTel and shall enter into a management contract with WFOE to provide marketing, sales, additional spectrum acquisition, and other services to WFOE.

•
ChinaTel, or a company controlled by ChinaTel, shall purchase and then lease to WFOE at market rates such equipment and other CAPEX assets as are required for deployment of the joint venture’s WBA networks.  The lease may include an option for WFOE to purchase the equipment for a nominal sum when the total amount of lease payments received equals repayment of all amounts ChinaTel has paid, including financing costs to others, to purchase the equipment.

•	The following events shall each occur within ten days after WFOE is registered to do business:

(i) ChinaTel shall issue to the management company 50 million shares of its Series A common stock, of which 5 million shares shall be issued to GBNC’s CEO, Fu Jian-Hui,

(ii) ChinaTel shall pay in $5 million as the initial registered capital of WFOE, and

(iii) GBNC shall transfer to WFOE relevant rights of the assets and entitlements held by GBNC and identified in the Agreement.  As to any asset or right that is incapable of transfer of ownership, GBNC shall cooperate to contract with, lease, or otherwise convey to WFOE all or so much of the beneficial rights in such asset or right to the maximum extent authorized under PRC law.

If ChinaTel fails to deposit the initial registered capital and shares within the time required, GBNC has the right to terminate the Agreement.

•
The $5 million initial registered capital of WFOE shall be used to meet part of the cash requirements for CAPEX and OPEX related to deployment and operation of WBA networks in the first two cities to be deployed, Fuzhou and Xiamen.  ChinaTel shall also pay or arrange financing for up to $20 million towards other CAPEX and OPEX for deployment and operation of WBA networks in those two cities.  Prior to the registration of WFOE to do business, ChinaTel shall advance funds necessary to commence immediately engineering work required for deployment of WBA networks in Fuzhou and Xiamen.

•
When GBNC obtains WBA licenses for seven additional cities – Quanzhou, Zhang Zhou, Longyan, Putian, Sanming, Nanping and Ningde – ChinaTel shall pay in to increase the registered capital of WFOE from $5 million to $20 million and shall pay or arrange financing for up to $80 million towards other CAPEX and OPEX for deployment and operation of WBA networks in those seven additional cities.

•
When GBNC obtains WBA licenses for cities in addition to the first nine cities specifically identified, ChinaTel shall pay or arrange financing for CAPEX and OPEX required for deployment and operation of WBA networks in those additional cities, based on budgets to be agreed and formulas similar to actual expenses for the first nine cities.

•
WFOE shall be entitled to all revenue that is capable of being realized by the joint venture, including: (i) fees charged to WBA and ISP subscribers; (ii) lease, transport or co-location fees charged to third-party carrier users of any infrastructure equipment; (iii) lease or sale of hardware or devices marketed by WFOE; and (iv) value added services and applications.

•
The financial goals of the joint venture include: (i) permitting ChinaTel to fully report the financial results of WFOE as part of ChinaTel’s consolidated financial statements; (ii) permitting New Co and/or HK Co to control the PRC-based assets of the joint venture, and the revenue to be generated from those assets; (iii) when PRC law allows, transforming WFOE into a foreign-invested telecommunications enterprise (“FITE”), so that ChinaTel’s interests in the Entities can be converted to a direct 49% ownership in the FITE; and (iv) eventual public listing of WFOE’s operations on a stock exchange, such as HKSE, NYSE, NASDAQ or London AIM in order to expand the base of equity capital available for deployment and expansion of the joint venture’s WBA networks, and to recapture some or all of the respective investments of GBNC and ChinaTel.

•
From the proceeds of any public listing of WFOE’s operations on a stock exchange, ChinaTel shall be entitled to repayment of the shortfall between lease payments and amounts ChinaTel has paid, including financing costs to others but without interest to ChinaTel, and repayment of all other amounts ChinaTel has invested in CAPEX or OPEX.

•
Except as to the proceeds generated by a public listing of WFOE’s operations on a stock exchange, Golden Bridge and ChinaTel contemplate that substantially all excess free cash flow and/or net operating income generated by the joint venture shall be re-invested in the form of deploying additional cities and/or expanding geographic coverage and capacity in previously deployed cities for a period of ten years.

•
All profits in excess of amounts required to deploy additional cities, expand coverage and capacity in previously deployed cities, and other reserves for taxes, working capital, loan repayment, and other contingencies, shall be distributed in full in the form of dividends.

The source of funds for this acquisition of assets is the Isaac Organization Inc., a Canadian corporation (“Isaac”), pursuant to the Amended and Restated Stock Purchase Agreement between ChinaTel and Isaac dated May 9, 2010.  It is anticipated that ZTE Corporation, a PRC company (“ZTE”), will offer ChinaTel a favorable financing proposal for CAPEX and OPEX, and facilitate ChinaTel’s application for debt financing by banks with which ZTE has relationships.

A fully executed copy of the Agreement is attached hereto and incorporated by this reference as Exhibit 99.1 to this Form 8-K.

Item 9.01	Exhibits.

99.1	Subscription and Shareholder Agreement for “New Co” between Golden Bridge Network Communications Co., Ltd. and ChinaTel Group, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: December 15, 2010	By: /s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer